Exhibit 10.3

FUELCELL ENERGY, INC.

CONSENT AND WAIVER

THIS CONSENT AND WAIVER (this “Consent”) is made as of February 21, 2019 by and between FuelCell Energy, Inc., a Delaware corporation (the “Company”), and the investor named on the signature page attached hereto (the “Waiving Party”). All capitalized terms used but not defined herein shall have the meanings given to such terms in the Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock of the Company, dated August 29, 2018 (the “Series D Certificate of Designations”).

RECITALS

WHEREAS, in connection with the waiver of certain rights by the sole holder of Series C Convertible Preferred Stock of the Company (the “Series C Preferred Stock”), the Board of Directors of the Company has decided to reduce the Conversion Price (as defined in the Certificate of Designations, Preferences and Rights of the Series C Preferred Stock of the Company, dated September 8, 2017) of the Series C Preferred Stock (such reduced price, the “Series C Conversion Price”) as set forth in the Waiver Agreement attached hereto as Exhibit A (the “Series C Conversion Price Adjustments”);

WHEREAS, pursuant to the Exchange Agreement (the “Exchange Agreement”), dated as of the date hereof, between the Company and Hudson Bay Master Fund Ltd. (“Hudson Bay”), the holder of that certain Series A Warrant to Purchase Common Stock, issued by the Company on July 12, 2016 (the “Warrant”), which Exchange Agreement is attached hereto as Exhibit B, the Company intends to issue 6,000,000 shares of Common Stock to Hudson Bay in exchange for the transfer of the Warrant back to the Company (the “Warrant Exchange”);

WHEREAS, Section 8(b) of the Series D Certificate of Designations gives the Holders the right to rely on a Variable Price rather than the Conversion Price then in effect in the event the Company issues or sells or enters into any agreement to issue or sell Variable Price Securities (collectively, the “Anti-Dilution Rights”);

WHEREAS, the Waiving Party is one of two Holders of the Series D Convertible Preferred Stock (the “Series D Preferred Stock”) of the Company;

WHEREAS, the Waiving Party desires to consent to the Series C Conversion Price Adjustments, waive the Anti-Dilution Rights (if any) with respect to the Series C Conversion Price Adjustments and any conversion of the Series C Preferred Stock utilizing such Series C Conversion Price Adjustments, waive any other adjustments or rights under the Series D Certificate of Designations that may result from or arise out of the Series C Conversion Price Adjustments, acknowledge that neither the Warrant Exchange nor the issuance of shares of Common Stock pursuant to the Exchange Agreement shall result in any anti-dilution or other adjustments under the Series D Certificate of Designations, and waive, in part, the Company’s obligations and requirements under the Series D Certificate of Designations to reserve shares of Common Stock of the Company for conversions of the Series D Preferred Stock;

WHEREAS, the parties hereto desire to implement additional notice procedures in connection with Subsequent Placements; and

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WHEREAS, this Consent shall only be effective upon the execution and delivery by each Holder of Series D Preferred Stock of waivers in a form identical to this Consent (other than the name of the Holder and the aggregate number of shares of Series D Preferred Stock listed on the signature page of the Holder attached hereto and thereto) (such time, the “Effective Time”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein, and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       Recitals. The above recitals are true and correct and are hereby incorporated herein by reference.

2.       Consent to the Series C Conversion Price Adjustments. As of the Effective Time, the Waiving Party hereby approves and consents to the Series C Conversion Price Adjustments.

3.       Waiver of Anti-Dilution and Other Rights. As of the Effective Time, the Waiving Party hereby waives (a) the Anti-Dilution Rights (if any) with respect to the Series C Conversion Price Adjustments and any conversion of the Series C Preferred Stock utilizing such Series C Conversion Price Adjustments, (b) its rights, if any, to rely on a Variable Price rather than the Conversion Price then in effect with respect to the Series C Conversion Price Adjustments and any conversion of the Series C Preferred Stock utilizing such Series C Conversion Price Adjustments, and (c) any other adjustments under the Series D Certificate of Designations that may result from or arise out of the Series C Conversion Price Adjustments, in each case, solely as a result of and as contemplated by the Waiver Agreement attached hereto as Exhibit A.

4.       Acknowledgement – No Adjustments. The Waiving Party hereby acknowledges and agrees that neither the Warrant Exchange nor the issuance of shares of Common Stock pursuant to the Exchange Agreement shall result in any anti-dilution or other adjustments under the Series D Certificate of Designations.

5.       Limited Waiver of Share Reservation Requirements. As of the Effective Time, the parties hereto hereby agree that, from the date hereof until the first to occur of the following: (x) an increase in the authorized shares of Common Stock the Company or (y) any reverse stock split of the Common Stock of the Company (as applicable, the “New Availability Event”), the Company shall reserve (and the Waiving Party waives, in part, any reserve requirements and obligations of the Company under the Series D Certificate of Designations or otherwise as necessary such that the Company shall only be required to reserve) 34,792,269 shares of Common Stock for conversions of the shares of Series D Preferred Stock held by CVI Investments, Inc. and 31,649,342 shares of Common Stock for conversions of the shares of Series D Preferred Stock held by Tech Opportunities LLC, in each case, prior to the occurrence of a New Availability Event after the date hereof. The 34,792,269 shares of Common Stock reserved for CVI Investments, Inc. and the 31,649,342 shares of Common Stock reserved for Tech Opportunities LLC are referred to, in each case, as a “Specified Share Reserve,” and to the extent a Holder agrees to exchange the Series D Preferred Stock for another class of Company securities convertible or exchangeable into Common Stock, such Holder can apply any remaining Specified Share Reserve to the reservation of shares of Common Stock available for conversion or exchange under such new Company security. Following the New Availability Event, and for so long as any shares of Series D Preferred Stock remain outstanding, the Company shall at all times reserve 150% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the shares of Series D Preferred Stock that then remain outstanding (without regard to any limitations on conversions), including without limitation, pursuant to Installment Conversions, Triggering Event Conversion, if any, and Accelerations; provided that the Conversion Price used to calculate the number of shares of Common Stock reserved pursuant to this sentence shall be the lowest of (A) the Conversion Price in effect as of the date of determination and (B) if shares of Series C Preferred Stock are still outstanding as of the date of determination, the Series C Conversion Price in effect as of the date of determination.

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6.       Notices Regarding Subsequent Placements. As of the Effective Time, the parties hereto hereby agree as follows with respect to the Company’s obligations to deliver an Offer Notice pursuant to Section 7 of the Series D Certificate of Designations and the rights of the Holders to participate in a Subsequent Placement pursuant to Section 7 of the Series D Certificate of Designations: (a) at least five (5) Trading Days prior to any proposed or intended Subsequent Placement, the Company shall deliver to each Holder a written notice (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (i) if the proposed Offer Notice constitutes or contains material, non-public information, a statement asking whether the Holder is willing to accept material non-public information or (ii) if the proposed Offer Notice does not constitute or contain material, non-public information, (x) a statement that the Company proposes or intends to effect a Subsequent Placement, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing the Holder that it is entitled to receive an Offer Notice with respect to such Subsequent Placement upon its written request, (b) upon the written request of the Holder within three (3) Trading Days after the Company’s delivery to the Holder of such Pre-Notice, and only upon a written request by the Holder (each, an “Offer Notice Request”), the Company shall promptly, but no later than one (1) Trading Day after such request, deliver the applicable Offer Notice to the Holder, and (c) if the Holder fails to deliver an Offer Notice Request to the Company on or prior to the third (3rd) Trading Day after the Company’s delivery to the Holder of such Pre-Notice, the Holder shall be deemed to have waived the Company’s obligation to deliver such Offer Notice to the Holder solely with respect to such Subsequent Placement (and not with respect to any other Subsequent Placement) and its right to participate in such Subsequent Placement (but not any other Subsequent Placement).

7.       Ownership of Series D Preferred Stock. The Waiving Party acknowledges and agrees that it owns of record and beneficially that number of shares of Series D Preferred Stock set forth under its name on the signature page hereto.

8.       Equal Treatment. No consideration shall be offered or paid to any Holder of shares of Series D Preferred Stock in connection with the waivers contemplated hereby and no consideration shall be offered or paid to any Holder of shares of Series D Preferred Stock to amend this Consent unless the same consideration also is offered to all of the Holders of shares of Series D Preferred Stock. At any time after April 4, 2019 while the Series C Preferred Stock (or any securities received in exchange for Series C Preferred Stock other than Common Stock) remains outstanding, any Holder of Series D Preferred Stock can exchange, with the consent of the Company, its Series D Preferred Stock for a new class of Company securities without the consent of any other Holder of Series D Preferred Stock (a “Series D Exchange”); provided that, in connection with any such Series D Exchange, the parties will comply with the participation procedures set forth on Schedule I attached hereto (and the Company’s compliance with the procedures set forth in Section 7 of the Series D Certificate of Designations with respect to the Series D Exchange is hereby waived); and provided, further, that each Holder hereby waives any and all rights granted to it under Section 8(b) of the Series D Certificate of Designations arising from any Series D Exchange.

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9.       Independent Nature of Waiving Party’s Rights. Nothing contained herein, and no action taken by the Waiving Party pursuant hereto, shall be deemed to constitute the Waiving Party and any other Holder of shares of Series D Preferred Stock (each, an “Other Waiving Party”, and together with the Waiving Party, the “Waiving Parties”) as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Waiving Parties are in any way acting in concert or as a group with respect to the transactions contemplated hereby. Each Waiving Party shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Consent, any other consent of any Other Waiving Party or the Series D Certificate of Designations, and it shall not be necessary for any other Waiving Party to be joined as an additional party in any proceeding for such purpose. Each Waiving Party has been represented by its own separate legal counsel in its review and negotiation of all documentation related hereto.

10.      Governing Law. This Consent shall be governed by and construed under the laws of the State of Delaware, without giving effect to conflicts of laws principles.

11.      Counterparts. This Consent may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Consent as of the date first written above.

FUELCELL ENERGY, INC.

By:
Name:
Title:

[Signature Page to Consent and Waiver]

WAIVING PARTY:

CVI INVESTMENTS, INC.

By:

Name:

Title:

Number of Shares of Series D Preferred Stock Held: 13,055

[Signature Page to Consent and Waiver]

WAIVING PARTY:

tech opportunities llc

By:

Name:

Title:

Number of Shares of Series D Preferred Stock Held: 11,876

[Signature Page to Consent and Waiver]

Schedule I

(a)       At least one (1) Trading Day prior to any proposed or intended issuance or sale (the “Exchange Offer”) of the securities being offered (the “Offered Securities”) in a Series D Exchange, the Company shall deliver to each other Holder of Series D Preferred Stock a written notice (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (i) if the proposed Exchange Offer Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether the Holder is willing to accept material non-public information or (ii) if the proposed Exchange Offer Notice does not constitute or contain material, non-public information, (x) a statement that the Company proposes or intends to effect an Exchange Offer, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing the Holder that it is entitled to receive an Exchange Offer Notice with respect to such Exchange Offer upon its written request. Upon the written request of the Holder following the Company’s delivery to the Holder of such Pre-Notice, and only upon a written request by the Holder (each, an “Exchange Offer Notice Request”), the Company shall promptly deliver the applicable Exchange Offer Notice to the Holder. If the Holder fails to deliver an Exchange Offer Notice Request to the Company on or prior to the first (1st) Trading Day after the Company’s delivery to the Holder of such Pre-Notice, the Holder shall be deemed to have waived the Company’s obligation to deliver such Exchange Offer Notice to the Holder solely with respect to such Exchange Offer/Series D Exchange (and not with respect to any other Exchange Offer/Series D Exchange) and its right to participate in such Exchange Offer/Series D Exchange (but not any other Exchange Offer/Series D Exchange).

(b)       Except as otherwise provided in Section (a) above, the Company shall deliver to each other Holder of Series D Preferred Stock an irrevocable written notice (the “Exchange Offer Notice”) of any proposed or intended Exchange Offer of the Offered Securities in a Series D Exchange, which Exchange Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the exchange price and other material terms upon which they are to be issued, and the number or amount of the Offered Securities to be issued, and (C) offer to issue to such other Holders of Series D Preferred Stock a proportionate amount of Offered Securities in such Series D Exchange based on such Holder’s pro rata ownership of the total number of shares of Series D Preferred Stock outstanding on the record date for determining the right to participate in such Exchange Offer (the “Participation Amount”). The Company shall (i) promptly notify each Holder of any changes to the exchange price or other material terms of the Offered Securities after the Offer Notice is sent and (ii) provide each Holder reasonable notice (which shall not be less than four (4) hours) of the final exchange price (or formula therefor) of the Offered Securities before the Holders are required to provide the Company any notice of their election to accept such Offer pursuant to Section (c) below.

(c)       To accept an Exchange Offer, in whole or in part, such Holder must deliver a written notice to the Company prior to the end of the Business Day immediately following such Holder’s receipt of the Exchange Offer Notice (the “Exchange Offer Period”), setting forth the portion of such Holder’s Participation Amount that such Holder elects to exchange (the “Notice of Acceptance”) in any Series D Exchange.  For the avoidance of doubt, in the event a Holder fails to timely deliver a Notice of Acceptance, such Holder shall be deemed to have declined to participate in such Series D Exchange. Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Exchange Offer in any material respect, prior to the expiration of the Offer Period, the Company shall deliver to the Holders a new Exchange Offer Notice and the Exchange Offer Period shall expire on the first (1st) Business Day after such Holder’s receipt of such new Exchange Offer Notice.

(d)        Notwithstanding anything to the contrary in this Schedule I and unless otherwise agreed to by the Holders, the Company shall either confirm in writing to the Holders that the transaction with respect to the Series D Exchange has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Holders will not be in possession of material non-public information, by the fifth (5th) Business Day following delivery of the Exchange Offer Notice.  If by the fifth (5th) Business Day following delivery of the Exchange Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Holders, such transaction shall be deemed to have been abandoned and the Holders shall not be deemed to be in possession of any material, non-public information with respect to the Company.  Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Holder with another Exchange Offer Notice and each Holder will again have the right of participation set forth in this Schedule I.  The Company shall not be permitted to deliver more than one such Exchange Offer Notice to the Holders in any 60 day period (other than the Exchange Offer Notices contemplated by the last sentence of Section (c) of this Schedule I).  Notwithstanding anything to the contrary herein, in no event shall delivery of any notice in accordance with the requirements of this Schedule I constitute or be deemed to constitute a breach of the Company’s obligation not to provide material non-public information regarding the Company to any Holder or any other Person; provided the Company then complies with the applicable requirement to publicly disclose such material, nonpublic information pursuant to this Section (d).

Exhibit A

Waiver Agreement

FuelCell Energy 3 Great Pasture Road Danbury, CT 06810

February 21, 2019

CVI Investments, Inc.

c/o Heights Capital Management

101 California Street, Suite 3250

San Francisco, CA 94111

Attention: Martin Kobinger,

Investment Manager

Re:	Waiver and Voluntary Reduction

Dear Sir:

Reference is hereby made to (a) that certain Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock (the “Certificate of Designations”, and the Series C Convertible Preferred Stock previously issued thereunder, the “Series C Preferred Stock”) of FuelCell Energy, Inc., a Delaware corporation (the “Company”, “us” or “we”) and (b) CVI Investments, Inc., in its capacity as the sole holder of Series C Preferred Stock of the Company (the “Holder” or “you”). All capitalized terms used but not defined herein shall have the meanings given to such terms in the Certificate of Designations.

From and after the later of (x) the date hereof and (y) the date the Company obtains the Series D Consent (as defined below) (the “Applicable Time”), and pursuant to the terms of this letter agreement (this “Agreement”), the parties hereto agree as follows (collectively, the “Waivers”): (a) the Holder hereby waives any Equity Conditions Failures which may have occurred with respect to any Installment Date in calendar years 2018 or 2019, effective as of the time immediately prior to the time of occurrence of such Equity Conditions Failures (the “Waiver Effective Time”); (b) the Company hereby waives any restrictions in the Certificate of Designations to the conversion of the Series C Preferred Stock from and after the Maturity Date (other than the limitations set forth in Section 4(d) of the Certificate of Designations); (c) the Holder hereby waives any Late Charges accrued and unpaid as of the date hereof, if any; (d) the parties hereto hereby waive Section 9 of the Certificate of Designations, which shall be of no further force and effect; (e) the Holder hereby acknowledges and agrees that neither the exchange of that certain Series A Warrant to Purchase Common Stock, issued by the Company to Hudson Bay Master Fund Ltd. (“Hudson Bay”) on July 12, 2016, for 6,000,000 shares of Common Stock pursuant to the Exchange Agreement, dated as of the date hereof, between the Company and Hudson Bay (the “Exchange Agreement”), nor the issuance of shares of Common Stock pursuant to the Exchange Agreement shall result in any anti-dilution or other adjustments under the Certificate of Designations or this Agreement; (f) the Holder hereby waives (x) any anti-dilution rights and conversion price adjustments with respect to the Series D Convertible Preferred Stock of the Company (the “Series D Preferred Stock”), the conversion of the shares of Series D Preferred Stock into Common Stock, and any future amendment, modification or exchange of the Series D Preferred Stock (if any) and (y) any restrictions in the Certificate of Designations that would otherwise require the consent of the Holder to any such conversion, amendment, modification or exchange; and (g) the parties hereto hereby agree that, from the date hereof until the first to occur of the following: (x) an increase in the authorized shares of Common Stock the Company or (y) any reverse stock split of the Common Stock of the Company (as applicable, the “New Availability Event”), the Company shall reserve (and the Holder waives, in part, any reserve requirements and obligations of the Company under the Certificate of Designations and the Certificate of Designations, Preferences and Rights of the Series D Preferred Stock as necessary such that the Company shall only be required to reserve) 23,041,862 shares of Common Stock for conversions of the shares of Series C Preferred Stock, 34,792,269 shares of Common Stock for conversions of the shares of Series D Preferred Stock held by the Holder and 31,649,342 shares of Common Stock for conversions of the shares of Series D Preferred Stock held by Tech Opportunities LLC, in each case, prior to the occurrence of a New Availability Event after the date hereof. As of the Applicable Time, (I) the Holder shall be deemed to have deferred all Installment Amounts related to such Equity Condition Failures to the Maturity Date and (II) the Company shall be deemed to have reduced the Conversion Price of any Preferred Shares converted by the Holder from and after the Waiver Effective Time and prior to the date hereof, as necessary, to cause the aggregate number of shares of Common Stock delivered with respect thereto to equal to the aggregate number of shares of Common Stock issuable upon conversion of such Preferred Shares at each such time, as applicable.

From and after the Applicable Time, but only until such time as a Limited Waiver Termination Event (as defined below) has occurred (after which this paragraph shall have no further force and effect and shall be null and void) (such period, the “Limited Waiver Period”), the Holder hereby waives (the “Limited Waiver”) (a) any Triggering Event occurring after the date hereof (excluding any Triggering Events referred to in clauses (i) and (ii) of the definition of “Limited Waiver Termination Event” below) and its rights in the Certificate of Designations to receive notices with respect thereto (excluding any Triggering Events referred to in clauses (i) and (ii) of the definition of “Limited Waiver Termination Event” below), and (b) its rights to demand, require or otherwise receive payment, in cash, of any amount due and payable under the Certificate of Designations or to commence any actions with any court of any jurisdiction with respect thereto (excluding any actions to enforce the terms and conditions of this Agreement (including, without limitation, the Voluntary Reduction (as defined below)), the conversion of any Preferred Shares and/or the delivery of shares of Common Stock in connection with any such conversion of any Preferred Shares, as applicable). For the purpose of this Agreement, “Limited Waiver Termination Event” shall mean the earliest to occur of the following:

(i)	the occurrence of a Triggering Event under Sections 5(a)(i), (ii), (iv) or (vii);

(ii)	the occurrence of a Bankruptcy Triggering Event or a Fundamental Transaction; or

(iii)	the fifth (5th) Trading Day following the date of any breach by the Company of this Agreement (including, without limitation, the failure to comply with the Voluntary Reduction in connection with any conversion of any Preferred Shares), absent cure by the Company of such breach within such five (5) Trading Day period.

The Certificate of Designations is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects and the parties hereto acknowledge and agree that nothing herein constitutes an amendment or (except after the Applicable Time for the Waiver and, during the Limited Waiver Period for the Limited Waiver) a waiver of any provision thereof.

In connection with the foregoing, in accordance with Section 8(d) of the Certificate of Designations, with respect to any conversion of any Preferred Shares on or after the date hereof, the Company hereby irrevocably reduces the Conversion Price of each such conversion of Preferred Shares as necessary to cause the number of shares of Common Stock to be issued in any such given conversion to be as follows (collectively, the “Voluntary Reduction”):

(i)            Solely with respect to the initial conversion of Preferred Shares immediately after the date of this Agreement, which relates, in part, to the Conversion Notice originally provided by the Holder on January 25, 2019 (the “Initial Conversion”):

N =	((CA + $1,000,000)* 125%) – (DS * Base Measurement Price)
P

N = Aggregate number of shares of Common Stock to be issued in the Initial Conversion

CA = The Conversion Amount of the Preferred Shares subject to such conversion

P = Conversion Price of the Preferred Shares, which shall be lowest of (x) the Base Measurement Price, (y) 85% of the lowest Closing Bid Price of the Common Stock during the period beginning on and including the fifth (5th) Trading Day prior to the date on which the applicable Conversion Notice is delivered to the Company and ending on and including the date on which the applicable Conversion Notice is delivered to the Company, and (z) 85% of the quotient of (I) the sum of the five (5) lowest VWAPs of the Common Stock during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the applicable Conversion Date divided by (II) five (5) (it being understood and agreed that all such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period)

DS = 2,488,479

(ii)          With respect to all subsequent conversions of Preferred Shares (other than the Initial Conversion):

N =	CA * 125%
P

N = Aggregate number of shares of Common Stock to be issued in the applicable conversion

CA = The Conversion Amount of the Preferred Shares subject to such conversion

P = Conversion Price of the Preferred Shares, which shall be lowest of (x) the Base Measurement Price, (y) 85% of the lowest Closing Bid Price of the Common Stock during the period beginning on and including the fifth (5th) Trading Day prior to the date on which the applicable Conversion Notice is delivered to the Company and ending on and including the date on which the applicable Conversion Notice is delivered to the Company, and (z) 85% of the quotient of (I) the sum of the five (5) lowest VWAPs of the Common Stock during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the applicable Conversion Date divided by (II) five (5) (it being understood and agreed that all such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period)

For the purpose of the foregoing formulas, (a) “Base Measurement Price” means the lower of (x) $0.371 (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations and similar events) and (y) 85% of the Adjustment Market Price (as defined below); (b) “Adjustment Market Price” means the lesser of (i) the VWAP on the Trading Day immediately prior to the Adjustment Date and (ii) the quotient determined by dividing (x) the sum of the VWAP of the Common Stock for each of the two (2) lowest Trading Days during the ten (10) consecutive Trading Day period ending on and including the Trading Day immediately preceding the Adjustment Date, divided by (y) two (2); and (c) “Adjustment Date” means the eleventh (11th) Trading Day immediately following the earliest to occur of (x) if a reverse stock split of the Common Stock of the Company occurs (after the date hereof) on or before May 1, 2019, May 1, 2019, (y) if a reverse stock split of the Common Stock of the Company occurs after May 1, 2019 but before June 15, 2019, the date of the occurrence of such reverse stock split, and (z) if a reverse stock split of the Common Stock of the Company has not occurred by June 15, 2019, June 15, 2019.

For the avoidance of doubt, to convert Preferred Shares into shares of Common Stock pursuant to this Agreement, the Holder shall deliver an executed Conversion Notice in the form attached to the Certificate of Designations as Exhibit I.

The Company shall obtain the consent of the holders of the existing Series D Preferred Stock (including any shares of preferred stock issued in exchange therefor) to the Voluntary Reduction and the waiver of any effects of the Voluntary Reduction with respect thereto (including, without limitation, any adjustment to the conversion price or otherwise) of the Series D Preferred Stock (collectively, the “Series D Consent”).

The Holder hereby represents and warrants as follows:

a.       It is not under any contractual or other restriction or other obligation which is inconsistent with this Agreement.

b.       It has not assigned to any Person any right, claim or cause of action encompassed or arising from matters set forth in this Agreement.

c.       It has had a full and fair opportunity to make inquiries about the terms and conditions of this Agreement and to discuss the same and all related matters with its own independent counsel, accountant and tax advisers; and this Agreement has been executed and delivered by it of its own free will and without promises, threats or the exertion of any duress.

d.       This Agreement has been duly executed by the Holder and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

The Company hereby represents and warrants to the Holder as follows:

a.       The Company is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction in which it was formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted.

b.       The Company is not under any contractual or other restriction or other obligation which is inconsistent with this Agreement.

c.       The Company has not assigned to any Person any right, claim or cause of action encompassed or arising from matters set forth in this Agreement.

d.       The execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, and, other than the Series D Consent, no further action is required by the Company, its board of directors or the Company’s stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

e.       The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the Voluntary Reduction) will not (i) result in a violation of the certificate of incorporation (including, without limitation, any certificate of designation contained therein), bylaws, or the terms of any capital stock or other securities of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected. After giving effect to any consents and waivers obtained by the Company on or prior to the date hereto (including, without limitation, the Series D Consent), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the Voluntary Reduction.

This Agreement shall inure to the benefit of the parties hereto and shall be binding upon each of the parties hereto and their assigns, successors, heirs, and representatives.

Each of the parties hereto represents and warrants that it has the authority to enter into this Agreement, that the Person(s) signing this Agreement on its behalf is authorized to do so and that it has not assigned or otherwise transferred any interest in any claim which is the subject of this Agreement.

Each of the parties hereto agrees and understands that all of the terms of this Agreement are contractual and not merely recitals.

Each of the parties to this Agreement was represented by counsel and this Agreement was negotiated at arm’s length and should not be read against any party. Each of the parties hereto and their respective counsel acknowledge that they have carefully read and fully understand the provisions of this Agreement, that they have been given a reasonable period of time to consider the terms of this Agreement, and that they enter into this Agreement knowingly and voluntarily and not as a result of any pressure, coercion, or duress and thus no party shall attempt to invoke the rule of construction to the effect that ambiguities, if any, are to be resolved against the drafting party.

If any of the provisions of this Agreement is held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each of the Company and the Holder hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, or to enforce a judgment or other court ruling in favor of the Holder.

The Company shall promptly reimburse Kelley Drye & Warren, LLP (counsel to the Holder), on demand, for all reasonable, documented costs and expenses incurred by it in connection with negotiating, preparing and delivering this Agreement and consummating the transactions contemplated hereby (including, without limitation, all reasonable, documented legal fees and disbursements in connection therewith and due diligence in connection with the transactions contemplated thereby) in an aggregate amount not to exceed $85,000.

Each of the parties hereto acknowledges and agrees that this Agreement is the final and binding Agreement between them concerning the matters discussed herein. This writing contains the entire Agreement of the parties hereto and, in entering into this Agreement, each of the parties hereto acknowledges that it has not relied on any promise, agreement, representation or statement, whether oral or written, that is not expressly set forth in this Agreement.

No change to or modification of this Agreement shall be valid or binding unless it is in writing and signed by the parties hereto.

The date of execution of this Agreement shall be the date upon which the last of the parties hereto signs this Agreement.

This Agreement may be signed in counterparts and, if so signed, this Agreement shall have the same force and effect as if signed at the same time. A facsimile or PDF signature shall be deemed to be an original signature for all purposes.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses and facsimile numbers for such notices and communications shall be as set forth on the signature pages attached hereto.

On or before 9:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated hereby in the form required by the Securities Exchange Act of 1934, as amended, and attaching this Agreement (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereby. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, with respect to this Agreement and the transactions contemplated hereby shall terminate.

The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Holder with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion) unless such information is being expressly requested in writing (which may be an e-mail) by the Holder after the Company has stated that such information is material, non-public information. In the event of a breach of any of the foregoing covenants, or any of the covenants or agreements relating to material, non-public information contained in the Certificate of Designations, by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of the Holder following consultation with the Company), in addition to any other remedy provided herein or in the Certificate of Designations, on the third (3rd) Business Day after the Holder’s delivery of a written request to the Company to publicly disclose such information (and the failure by the Company to publicly disclose such information prior thereto), the Holder shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. The Holder shall not have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates, shareholders or agents, for any such disclosure. To the extent that the Company delivers any material, non-public information to the Holder without the Holder’s consent or request, the Company hereby acknowledges and agrees that the Holder shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise (other than in the exhibit of this Agreement attached to the 8-K Filing). Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Holder shall not have (unless expressly agreed to by the Holder after the date hereof in a written definitive and binding agreement executed by the Company and the Holder), any duty of confidentiality with respect to, or a duty to the Company not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

Sincerely,

FUELCELL ENERGY, INC.

By:	/s/ Michael S. Bishop
Name: Michael S. Bishop
Title: Sr. VP & CFO

Address:
FuelCell Energy, Inc.
3 Great Pasture Road
Danbury, CT 06810
Attention: Chief Financial Officer

Facsimile Number: 203-825-6069

Acknowledged and agreed by:

CVI INVESTMENTS, INC.

By: Heights Capital Management, Inc., Its authorized agent

By:	/s/ Martin Kobinger
Name: Martin Kobinger
Title: Investment Manager

Address:
CVI Investments, Inc.
c/o Heights Capital Management
101 California Street, Suite 3250
San Francisco, CA 94111
Attention: Martin Kobinger, Investment Manager

Facsimile Number: ______________

Exhibit B

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into as of February 21, 2019, by and among FuelCell Energy, Inc., a Delaware corporation with offices located at 3 Great Pasture Road, Danbury, Connecticut 06810 (the “Company”), and the investor signatory hereto (the “Holder”), with reference to the following facts:

A.       The Company issued to the Holder on July 12, 2016 that certain Series A Warrant to Purchase Common Stock (the “Warrant”), pursuant to (i) that certain Securities Purchase Agreement, dated July 6, 2016, as amended by Amendment No. 1 to Securities Purchase Agreement, dated July 8, 2016 (the “Securities Purchase Agreement”), (ii) the Company’s Registration Statement on Form S-3 (File number 333-201427) and (iii) the Company’s final prospectus dated as of July 7, 2016, which Warrant is currently exercisable into 7,680,000 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) shares of Common Stock (as defined in the Warrant).

B.       On February 21, 2019, (x) the Company entered into that certain Waiver Agreement (the “Series C Waiver Agreement”), by and between the Company and the holder of the Series C Convertible Preferred Stock of the Company and (y) the Company entered into that certain Consent and Waiver Agreement (the “Series D Waiver Agreement”), by and between the Company and the holders of the Series D Convertible Preferred Stock of the Company.

C.       The Company and the Holder desire to issue such aggregate number of shares of Common Stock as set forth on the signature page of the Holder (the “Exchange Shares”) in exchange for the Warrant (collectively, the “Exchange” or the “Transaction”). This Agreement, the Series C Waiver Agreement, the Series D Waiver Agreement, and such other documents and certificates related thereto are collectively referred to herein as the “Exchange Documents”.

D.       The Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

E.       Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Warrant.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.      Exchange. On the date hereof, pursuant to Section 3(a)(9) of the 1933 Act, the Holder hereby agrees to convey, assign and transfer the Warrant to the Company in exchange for which the Company agrees to issue and deliver the Exchange Shares to the Holder, subject to the limitations set forth in Section 11.1 below and the Beneficial Ownership Limitation (as defined in Section 11.8 below). On the date hereof, in exchange for the Warrant, the Company shall deliver the Exchange Shares to the Holder, subject to Section 11.1 below, by deposit/withdrawal at custodian in accordance with the instructions attached hereto as Schedule I, which Exchange Shares shall be issued without restrictive legend and shall be freely tradable by the Holder.

2.      No Amendment or Waiver. Nothing herein shall amend, modify or waive any term or condition in any agreement by and between the Company and the Holder or any security issued by the Company to the Holder.

3.      Company Representations and Warranties. As of the date hereof, the Company makes the following representations and warranties to the Holder:

3.1           Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Exchange Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Exchange Documents. “Subsidiaries” means any Person that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), as such regulation is in effect on the date hereof, and each of the foregoing, is individually referred to herein as a “Subsidiary.” For purposes of this Agreement, (x) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof and (y) “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

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3.2            Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by the Exchange Documents and to consummate the Transaction (including, without limitation, the issuance of the Exchange Shares in accordance with the terms hereof). As of the date hereof, the execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Exchange Shares has been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization will be required by the Company, its Board of Directors or its stockholders. This Agreement and the other Exchange Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

3.3           No Conflict. The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Exchange Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below) or any other organizational documents of the Company or any of its Subsidiaries, the terms of any capital stock of the Company or any of its Subsidiaries or the Bylaws (as defined below) of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Global Market (the “Principal Market”) and including all applicable federal laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

3.4           No Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than such filings as may be required by any federal or state securities laws, rules or regulations), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents.

3.5           Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the Exchange Shares is exempt from registration under the 1933 Act pursuant to the exemption provided by Section 3(a)(9) thereof.

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3.6            Issuance of Exchange Shares. The issuance of the Exchange Shares has been duly authorized and upon issuance in accordance with the terms of the Exchange Documents, the Exchange Shares will be validly issued, fully paid and nonassessable, with the Holder being entitled to all rights accorded to a holder of Common Stock. By virtue of Rule 3(a)(9) under the 1933 Act, each of the Exchange Shares shall be freely tradeable and shall not bear any restrictive legends.

3.7            Transfer Taxes. On the date hereof, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Exchange Shares to be exchanged with the Holder hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

3.8           SEC Documents; Financial Statements. Except as would not cause the Company to become ineligible to use Form S-3, during the one (1) year prior to the date hereof, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed during the one (1) year period prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Holder or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

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3.9           Absence of Certain Changes. Except as set forth in the SEC Documents, since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business.

3.10         Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in material violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in SEC Documents, during the two years prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) except as set forth in the SEC Documents, the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

3.11         Transactions With Affiliates. Except as set forth in the SEC Documents, none of the officers or directors of the Company or its Subsidiaries and, to the knowledge of the Company, none of the employees of the Company or its Subsidiaries is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors) required to be disclosed under Item 404 of Regulation S-K under the 1934 Act.

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3.12         Equity Capitalization.

(a)       Definitions:

(i)       “Common Stock” means (x) the Company’s shares of common stock, $0.0001 par value per share, and (y) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(ii)       “Preferred Stock” means (x) the Company’s blank check preferred stock, $0.01 par value per share, the terms of which may be designated by the board of directors of the Company in a certificate of designations and (y) any capital stock into which such preferred stock shall have been changed or any share capital resulting from a reclassification of such preferred stock (other than a conversion of such preferred stock into Common Stock in accordance with the terms of such certificate of designations).

(b)       Authorized and Outstanding Capital Stock. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the SEC Documents (except for subsequent issuances, if any, in accordance with the terms of the Exchange Documents, pursuant to reservations, agreements, employee benefit or equity incentive plans referred to in the SEC Documents or pursuant to the exercise of convertible securities, warrants or options referred to in the SEC Documents).

(c)       Valid Issuance; Available Shares; Affiliates. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued, fully paid and nonassessable. The SEC Documents accurately set forth, as of the dates referred to therein, the number of shares of Common Stock that are (A) required to be reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Exchange Shares) and (B) that are, as of the date referred to therein, owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(d)       Existing Securities; Obligations. Except as disclosed in the SEC Documents or pursuant to the transactions contemplated by this Agreement, the Series C Waiver Agreement, or the Series D Waiver Agreement: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Exchange Shares; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

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(e)       Organizational Documents. True, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Amended and Restated Bylaws, as in effect on the date hereof (the “Bylaws”), and the terms of all Convertible Securities and the material rights of the holders thereof in respect thereto, are set forth in, or filed as exhibits to, the SEC Documents, except for this Agreement, the Series C Waiver Agreement, and the Series D Waiver Agreement, which will be filed with the SEC in the 8-K Filing.

3.13         Other Contracts. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect.

3.14          Litigation. Except as set forth in the SEC Documents, there is no action, claim, suit, investigation or proceeding, whether commenced or threatened, before any court, governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries wherein an unfavorable decision, ruling or finding would reasonably be expected to, individually or in the aggregate, (i) materially adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Exchange Documents or (ii) have a Material Adverse Effect. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.15         No Consideration Paid. No consideration, commission or other remuneration has been paid by the Holder to the Company, its Subsidiaries or any of their agents or affiliates in connection with the Exchange.

3.16         Disclosure. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Holder regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Holder makes or has made no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 below.

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4.      Holder’s Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Exchange, the Holder hereby represents and warrants with and to the Company as follows:

4.1            Reliance on Exemptions. The Holder understands that the Exchange Shares are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the other Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Exchange Shares.

4.2           No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Exchange Shares or the fairness or suitability of the investment in the Exchange Shares nor have such authorities passed upon or endorsed the merits of the offering of the Exchange Shares.

4.3           Validity; Enforcement. This Agreement and the other Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

4.4           No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the other Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

4.5           Investment Risk; Sophistication. The Holder is acquiring the Exchange Shares hereunder in the ordinary course of its business. The Holder has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluation of the merits and risks of the prospective investment in the Exchange Shares, and has so evaluated the merits and risk of such investment. The Holder is an “accredited investor” as defined in Regulation D under the 1933 Act.

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4.6           Ownership of the Warrant. The Holder owns the Warrant free and clear of any liens or encumbrances (other than the obligations pursuant to this Agreement, the other Exchange Documents and applicable securities laws) and has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other Exchange Documents to which it is a party and to consummate the Transaction.

5.     No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the 1933 Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of any of the Exchange Shares under the 1933 Act or cause this offering of the Exchange Shares to be integrated with such offering or any prior offerings by the Company for purposes of Regulation D under the 1933 Act.

6.     Listing. The Company shall use commercially reasonable efforts to maintain the Common Stock’s authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.

7.     Fees. The Company shall promptly reimburse Latham & Watkins LLP (counsel to the Holder), on demand, for all reasonable, documented costs and expenses incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all reasonable, documented legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby) in an aggregate amount not to exceed $30,000.

8.      Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Exchange Shares may be tacked onto the holding period of the Warrant, and the Company agrees not to take a position contrary to this Section 8. The Company acknowledges and agrees that (assuming the Holder is not an affiliate of the Company) (i) the Exchange Shares are, as of the date hereof, eligible to be resold pursuant to Rule 144, (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the Exchange Shares becoming ineligible to be resold by the Holder pursuant to Rule 144 and (iii) in connection with any resale of any Exchange Shares pursuant to Rule 144, the Company shall require the Holder only to provide reasonable assurances that the Exchange Shares are eligible for resale, assignment or transfer under Rule 144, which shall not include an opinion of Holder’s counsel. The Company shall be responsible for any transfer agent fees or DTC fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance of Exchange Shares in accordance herewith.

9.     Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

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10.   Disclosure of Transaction.

10.01       On or before 9:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated hereby in the form required by the Securities Exchange Act of 1934, as amended, and attaching this Agreement (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereby. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, with respect to this Agreement and the transactions contemplated hereby shall terminate.

10.2         The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Holder with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion) unless such information is being expressly requested by the Holder after the Company has stated that such information is material, non-public information. In the event of a breach of any of the foregoing covenants in this Section 10.2 by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of the Holder following consultation with the Company), in addition to any other remedy provided herein, on the third (3rd) Business Day after the Holder’s delivery of a written request to the Company to publicly disclose such information (and the failure by the Company to publicly disclose such information prior thereto), the Holder shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. The Holder shall not have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates, shareholders or agents, for any such disclosure. To the extent that the Company delivers any material, non-public information to the Holder without the Holder’s consent or request, the Company hereby acknowledges and agrees that the Holder shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise (other than in the exhibit of this Agreement attached to the 8-K Filing). Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Holder shall not have (unless expressly agreed to by the Holder after the date hereof in a written definitive and binding agreement executed by the Company and the Holder), any duty of confidentiality with respect to, or a duty to the Company not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

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11.    Limits on Beneficial Ownership; Rights to Receive Shares.

11.1          General. To the extent the total number of Exchange Shares issuable under this Agreement would cause the Holder together with the other Attribution Parties (as defined in Section 11.16 below) to collectively beneficially own in excess of 4.99% of the shares of Common Stock outstanding as of the date hereof, then the Company shall issue to the Holder rights (the “Rights”) to receive shares of Common Stock equal to that number of Exchange Shares that cannot be issued to the Holder on the date hereof without exceeding 4.99% of the shares of Common Stock outstanding as of the date hereof (the “Excess Exchange Shares”), in lieu of the Exchange Shares issuable but for the limitations in this Section 11. The Company and the Holder hereby agree that no additional consideration is payable in connection with the issuance of the Rights or the exercise of the Rights.

11.2          Exercise of Rights. Subject to the terms hereof, the exercise of the Rights may be made, in whole or in part, at any time or times on or after the date hereof by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed PDF copy of the Notice of Issuance Form annexed hereto as Exhibit A (each, a “Notice of Issuance”, and the corresponding date thereof, the “Exercise Date”). Partial exercises of the Rights resulting in issuances of a portion of the total number of Excess Exchange Shares available thereunder shall have the effect of lowering the outstanding number of Excess Exchange Shares purchasable thereunder in an amount equal to the applicable number of Excess Exchange Shares issued. The Holder and the Company shall maintain records showing the number of Excess Exchange Shares issued and the date of such issuances. The Company shall deliver any objection to any Notice of Issuance within one (1) Trading Day of receipt of such notice. The Holder acknowledges and agrees that, by reason of the provisions of this paragraph, following each exercise of the Rights issued hereunder and the issuance of a portion of the Excess Exchange Shares pursuant thereto, the number of Excess Exchange Shares available for issuance pursuant to the Rights issued hereunder at any given time may be less than the amount stated in the recitals hereof or on the signature page hereof.

11.3          Delivery of Excess Exchange Shares. The Excess Exchange Shares issued hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit/Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Excess Exchange Shares to or resale of the Excess Exchange Shares by the Holder or (B) the Excess Exchange Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Issuance by the date that is two (2) Trading Days after the delivery to the Company of the Notice of Issuance (such date, the “Share Delivery Deadline”). For the sake of clarity, the Parties acknowledge that, as of the date of this Agreement, the Excess Exchange Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144. The Excess Exchange Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become the holder of record of such shares for all purposes, as of the date the Rights have been exercised.

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11.4         Charges, Taxes and Expenses. Issuance of Excess Exchange Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Issuance.

11.5         Authorized Shares. The Company covenants that, during the period the Rights are outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Excess Exchange Shares upon the exercise of the Rights. The Company further covenants that its issuance of the Rights shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Excess Exchange Shares upon the due exercise of the Rights. The Company will take all such reasonable action as may be necessary to assure that such Excess Exchange Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed. The Company covenants that all Excess Exchange Shares which may be issued upon the exercise of the Rights represented by this Agreement will, upon exercise of the Rights, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

11.6         Impairment. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Agreement against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Excess Exchange Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Excess Exchange Shares upon the exercise of the Rights and (iii) use reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Agreement.

11.7         Authorizations. Before taking any action which would result in an adjustment in the number of Excess Exchange Shares for which the Rights provide for, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

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11.8         Limitations on Exercise. The Company shall not effect the exercise of any Rights, and the Holder shall not have the right to exercise any portion of any Rights pursuant to the terms and conditions of this Agreement and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Beneficial Ownership Limitation”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of the Rights issued hereunder with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of the Rights beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 11.8. For purposes of this Section 11.8, beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of the Rights without exceeding the Beneficial Ownership Limitation, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (in each case, the “Reported Outstanding Share Number”). If the Company receives a Notice of Issuance from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Notice of Issuance would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 11.8, to exceed the Beneficial Ownership Limitation, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Notice of Issuance. For any reason at any time, upon the written request of the Holder, the Company shall within one (1) Business Day confirm in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Rights, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of the Rights results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limitation of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Beneficial Ownership Limitation (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Beneficial Ownership Limitation to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Rights that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of the Rights hereunder in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise any Rights pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 11.8 to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 11.8 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of Rights.

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11.9          Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of the Rights, pursuant to the terms hereof.

11.10       Stock Dividends and Splits. If the Company, at any time while the Rights exist: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the number of Excess Exchange Shares issuable upon exercise of the Rights shall be proportionately adjusted. Any adjustment made pursuant to this Section 11.10 shall become effective immediately upon the record date for the determination of stockholders entitled to receive such dividend or distribution (provided that if the declaration of such dividend or distribution is rescinded or otherwise cancelled, then such adjustment shall be reversed upon notice to the Holder of the termination of such proposed declaration or distribution as to any unexercised portion of the Rights at the time of such rescission or cancellation) and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

11.11        [Intentionally Omitted].

11.12        Subsequent Rights Offerings. If Section 11.10 above does not apply, if at any time the Company grants, issues or sells any Convertible Securities, options or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of the Rights (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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11.13        Notice to Allow Exercise of Right. If at any time while the Rights remain outstanding, (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise the Rights during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

11.14       No Rights as Stockholder Until Exercise. Each Right does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof.

11.15       Transferability. Subject to compliance with any applicable securities laws, the Rights and all rights hereunder are transferable, in whole or in part, upon written assignment in the form reasonably agreed to by the Company and the Holder duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer of this Agreement delivered to the principal office of the Company or its designated agent. Upon such assignment and, if required, such payment, the Company shall enter into a new agreement with the assignee or assignees, as applicable, and this Agreement shall promptly be cancelled. Any Right, if properly assigned in accordance herewith, may be exercised by a new Holder for the issue of Excess Exchange Shares without having a new agreement executed.

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11.16       Attribution Parties. For purpose of this Section 11, “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date hereof, directly or indirectly managed or advised by a Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a “group” (as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder) together with such Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with such Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively such Holder and all other Attribution Parties to the Beneficial Ownership Limitation.

12.    Miscellaneous Provisions.

(a)           Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)           Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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(c)            Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(d)           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

FuelCell Energy, Inc.
3 Great Pasture Road
Danbury, Connecticut 06810
Telephone: 203-825-6000
Facsimile: 203-825-6069
Attention: General Counsel

With a copy to:

Foley & Lardner LLP

111 Huntington Avenue, Suite 2500

Boston, Massachusetts 02199-7610
Telephone: 617.342.4027
Facsimile: 617.342.4001
Attention: Paul D. Broude

If to the Holder, to its address, facsimile number and e-mail address set forth on its signature page hereto,

with a copy (for information purposes only) to:

Latham & Watkins LLP

200 Clarendon Street

Boston, MA 02116

Telephone: 617.948.6060

Facsimile: 617.948.6001

Attention: Peter N. Handrinos

Email: Peter.Handrinos@lw.com

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

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(e)            Finder’s Fees. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. The Company shall indemnify and hold harmless the Holder from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(f)            Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

(g)           Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties hereto as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties hereto or the practical realization of the benefits that would otherwise be conferred upon the parties hereto. The parties hereto will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(h)           Entire Agreement. This Agreement together with the other Exchange Documents, represents the entire agreement and understanding between the parties hereto concerning the Exchange and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof. Except as expressly set forth herein, nothing herein shall amend, modify or waive any term or condition of the other Exchange Documents.

(i)             Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(j)             Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

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(k)            No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(l)             Survival. The representations, warranties and covenants of the Company and the Holder contained herein shall survive the delivery of the Exchange Shares.

(m)           Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(n)           No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party hereto.

[The remainder of the page is intentionally left blank]

19

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY:

FUELCELL ENERGY, INC.

By:	/s/ Michael S. Bishop
Name: Michael S. Bishop
Title: Sr. VP & CFO

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

HOLDER:

HUDSON BAY MASTER FUND LTD

	By:	/s/ George Antonopoulos
Authorized Signatory		Name: George Antonopoulos
Hudson Bay Capital Management LP		Title: Authorized Signatory
not individually, but solely as
Investment Advisor to Hudson Bay Master Fund Ltd.	Aggregate Number of Exchange Shares:

6,000,000

Notice Information:
Address: c/o Hudson Bay Capital Management LP
777 Third Avenue, 30th Floor
New York, NY 10017
Facsimile: 212-571-1325
Attention: George Antonopoulos
Email: gantonopoulos@hudsonbaycapital.com

Schedule I

DWAC Instructions

EXHIBIT A

NOTICE OF ISSUANCE

The undersigned holder hereby exercises the rights (the “Rights”) to receive _________________ of the shares of Common Stock (the “Excess Exchange Shares”) of FuelCell Energy, Inc., a Delaware corporation (the “Company”), established pursuant to that certain Exchange Agreement, dated February 21, 2019, by and between the Company and the investor signatory thereto (the “Exchange Agreement”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Exchange Agreement.

The Company shall deliver to Holder, or its designee or agent as specified below, __________ Excess Exchange Shares in accordance with the terms of the Rights. Delivery shall be made to Holder, or for its benefit, as follows:

☐	Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: _____________ __, ___
________________________
Name of Registered Holder

By:	__________________________________________
Name:
Title:

Tax ID:____________________________________

Facsimile:__________________________________

E-mail Address:_____________________________